                                                                    EXHIBIT 10.1


                        EXECUTIVE ENGAGEMENT AGREEMENT
                        ------------------------------



          THIS AGREEMENT is made as of the 9th day of December, 1999, by and between FILM ROMAN, INC., a Delaware Corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and PRODUCERS SALES ORGANIZATION, a California Corporation, c/o Fairlea Ranch, P. O. Box 93603 ("Contractor") furnishing the services of John W. Hyde ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment:
          ----------

          1.1 Company shall engage Contractor to furnish the services of Executive and Contractor and Executive accept such engagement with the Company upon the terms and conditions set forth in this agreement.

          1.2 During Term (defined below) Contractor shall furnish Executive's services to serve as a consultant; additionally, during the period from the commencement of the Term through December 31, 2001 and, at Company's option, during the period from January 1, 2002 through December 31, 2002, Executive shall have the title of President and Chief Executive Officer of Company and such subsidiaries as may be designated by Company.

               In addition to consulting to the Company, Executive's obligations (and rights) while serving as President and Chief Executive Officer shall be commensurate with those normally performed by a President and Chief Executive Officer. In rendering services hereunder Executive shall report only to the Board of Directors (the "Board"). In this connection Executive shall promptly establish and submit a business plan to the Board, and Executive shall adhere to the Company's business plan as proposed by Executive and approved by the Board. In preparing the business plan it is contemplated that Executive will (i) incorporate proposals for substantial cost cuts in the operation of the Company,
(ii) incorporate proposals for implementing infusion of cash for the Company, it being understood by Executive that this will be a major goal of the business plan and (iii) make recommendations for restructuring of the accounting and administrative departments of the Company.

               Executive shall serve as a Member of the Board during the Term hereof, but not otherwise.

          1.3 Executive shall devote Executive's best efforts and Executive's exclusive full business time and attention to the business of Company (except that such services shall be non-exclusive during the third contract period [defined below] if Company does not elect to continue Executive as President and Chief Executive Officer during that period). In connection with the foregoing, Executive shall be expected to render services at such times and at such places as the Board may from time to time designate; provided, however, that if Board were to designate or to determine that Executive is to render services outside of the Metropolitan Los Angeles Area, Executive shall not be required to render such services for any continuous period of more than thirty (30) days without his consent. Executive may continue to exercise direct oversight over Fairlea Ranch and his involvement with Crownstar, LLC, provided such activities do not interfere with his performance hereunder.

          1.4 Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine.

     2.   Term:
          ----

          The Term ("Term") of this Agreement shall commence as of December 9, 1999, and shall continue unless sooner terminated as elsewhere provided for three (3) consecutive "contract periods," as follows:

               (i) first contract period: December 9, 1999 through December 31, 2000;

               (ii) second contract period: January 1, 2001 through December 31, 2001; and

               (iii) third contract period: January 1, 2002 through December 31, 2002.

     3.   Termination:
          -----------

          3.1  Company's Right to Terminate: Company shall have the right to
               ----------------------------
terminate the Term of this agreement prior to the expiration date specified herein:

               (i)   Upon the death of Executive;

               (ii) For cause. "Cause" as used herein means (a) conviction of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) gross negligence or willful misconduct with respect to Company, (c) Executive's failure to adhere to Board policies or the Board-approved business plan which is not cured within five (5) business days after notice of the same from Company, or (d) any other material breach of this agreement not covered above which is not cured within five (5) business days after notice of the same from Company.

               (iii) As provided in paragraphs 8 and 9 below; and

               (iv)  Without cause.

          3.2  Effect of Termination:
               ---------------------

               (a)   With Cause: If Company terminates this agreement for cause
                     ----------
Company shall have no further obligation to pay Contractor any compensation (other than accrued but unpaid compensation or expense reimbursement and accrued but unpaid vacation days, if any).

               (b)   Death, Disability: If Company terminates this agreement
                     -----------------
because of Executive's death or disability (as defined below) Company shall have the obligation to pay Contractor Contractor's compensation hereunder up to the time of such termination (including that attributable to vacation time allowed to Executive which has accrued but not been taken), and any unpaid expense reimbursement.

               (c)   Without Cause: If termination hereunder is without cause
                     -------------
Company shall pay all remaining compensation for the remainder of the first and second contract periods of the Term and the third contract period if Company has elected to cause Executive to serve as President and Chief Executive Officer during such third contract period subject to Company's right to fully mitigate payment obligations by crediting against such amounts any sums received by Contractor or Executive for Executive's services rendered to any other company or entity not controlled by Executive in an entertainment executive capacity.

     4.   Compensation:
          ------------

          Company shall pay Contractor the following compensation for its furnishing of Executive's services hereunder.

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          (a)  For the first contract period, Company shall pay Contractor monthly payments of $20,833.33 for each calendar month of such period, or prorata for any portion of the calendar month which payment is based on an annual payment at the rate of $250,000.00 per annum.

          (b) For each month of the second contract period Company shall pay Contractor at the rate of $22,916.67 per month for each month of such period, i.e. based on a rate of $275,000.00 per annum.

          (c) If Company elects to continue to require Contractor to furnish Executive's services both as a consultant and as President and Chief Executive Officer during the third contract period then Company shall pay Contractor the sum of $25,000.00 per month for each month of such period, i.e. based on the rate of $300,000.00 per annum. If Company elects to require Contractor to furnish Executive's services as a consultant only then Company shall pay to Contractor only such amounts as may be equal to the annual base fee and fees for meetings then paid to other Members of the Board.

          It is understood that Executive shall not be entitled to any payments as a Board Member except as provided in paragraph 4.(c) above. Additionally neither Contractor nor Executive shall be entitled to any stock options granted to Board Members it being understood that the stock options granted to Contractor and Executive shall be only those provided for in paragraph 7 below.

     5.   Expenses:
          --------

          5.1 Executive is authorized to incur reasonable expenses in connection with Company's business in such amounts as may be from time to time approved by the Company. Company agrees to pay or to reimburse Contractor, or at its direction, Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company upon the presentation by Contractor or Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipts showing payments as Executive has been able to obtain. If Executive is required to travel, he shall receive business class airfare (first class if business class not available) except on flights within California, and first class accommodations.

          5.2 Executive shall be entitled to a car allowance in the amount of Five Hundred Dollars ($500.00) per month, which amount shall be reported as income to Contractor and shall cover all normal work-related automobile expenses and shall be payable in accordance with Company's then-existing policies (currently, payment to be made at the beginning of each applicable month).]

     6.   Benefits:
          --------

          (a) During any periods during which Executive is serving as President and Chief Executive Officer and during which PSO is entitled to payments hereunder Company shall reimburse PSO for any amounts paid by it under any health plan maintained by it for Executive's benefit, it being understood however that the maximum reimbursement hereunder shall not exceed the amounts which Company would have been obligated to pay had Executive been insured (as an individual without dependents) under Company's then current health insurance plan.

          (b) PSO shall secure and maintain workers compensation insurance pertaining to Executive's services unless Company is able to cover Executive under its workers compensation insurance coverage as the "special Employer" of Executive for such purposes. Whether or not Executive is so covered, PSO and Executive both will agree that they shall not make any third party claim with respect to any injury which Executive might receive.

          (c) Company understands that Contractor affords Executive four (4) weeks paid vacation per year; Executive shall be entitled to such vacation time, consistent with the reasonable time requirements of Company without reduction of compensation to Contractor.

          (d) Executive shall be entitled to designate the person to act as his assistant, provided that such assistant's salary is consistent with those generally paid by Company for assistants to members of top management. Company shall employ such assistant directly, on at-will basis.

     7.   Stock Options:
          -------------

          (a) In consideration for furnishing of Executive's services as aforesaid Contractor will be entitled to participate in the Company's Employee Stock Option Plan. Said Plan includes usual provisions included in a non-qualified stock option plan including the right to satisfy the exercise price with cash, promissory notes (if secured to the reasonable satisfaction of Company) or, with Company's agreement, stock in the Company. Executive acknowledges that such Plan is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended and is to be considered in all respects as "non-qualified." Contractor and Executive have been furnished with a copy of Company's 1996 Stock Option Plan ("Plan") and a copy of Company's standard form Non-Qualified Stock Option Agreement.

          (b) Subject to Contractor's and Executive's execution of Company's standard form of Non-Qualified Stock Option Agreement (as modified by this Agreement) effective as of the date hereof Company grants to Contractor the right and option to purchase from Company all or any part of an aggregate of 100,000 shares of Company's common stock and effective as of January 3, 2000, the right and option to purchase from Company all or any part of an aggregate of 400,000 shares of Company's common stock, both options upon the terms and conditions set forth in the Company's standard Non-Qualified Stock Option Agreement, subject to the Plan, except as hereby modified.

          (c)  Specific terms applying to such options are as follows:

               (i) Price: the exercise price for the 100,000 shares shall be the market value as of the close of market on the date immediately preceding the date of the grant, i.e. close of market on December 8, 1999, and the exercise price for the 400,000 shares shall be the market value as of the close of market on December 31, 1999 (the last market date preceding January 3,
     2000).

               (ii) Term: the options shall expire on the 10/th/ anniversary of the grant date unless terminated earlier per the Plan;

               (iii) Vesting: Options with respect to all 500,000 shares shall vest in equal quarterly increments over a three (3) year period commencing January 1, 2000; the first quarterly increment shall vest on March 30,2000, and each subsequent quarterly increment shall vest at the expiration of each calendar quarter thereafter;

               (iv)  Termination for Cause: In the event for
     termination for cause, all options granted shall terminate effective as of the date of such termination;

               (v) Termination for Death or Disability: In the event of termination for death or disability, all unvested options shall terminate effective as of the date of such termination;

               (vi) Termination Without Cause: In the event of termination without cause, the options granted hereunder, to the extent not theretofore vested, shall vest effective as of such termination; and

               (vii) Exercise in the Event of Termination: Except for termination of the agreement for cause (in which event all options shall terminate on the date of termination) all options to the extent exercisable at the time of termination shall be exercisable for a period of six (6) months immediately following the month of termination, unless they expire sooner because of any other conditions specified in the Plan.

               Contractor's rights will otherwise be identical to those generally accorded the other participants in the Plan for whom exceptions are not extended and Executive will be subject to the such generally applied arrangements, terms and conditions. Notwithstanding anything above to the contrary, with respect to stock options granted Contractor, Company may elect to require Contractor to exercise such options on a cashless basis, deducting from the number of option shares to be received a number of shares equal in value to the exercise price of the option as determined in accordance with the provisions of the Plan, as applicable.

     8.   Incapacity:
          ----------

          8.1 If Executive is physically or mentally incapacitated from rendering services hereunder, and if Executive's incapacity or disability shall continue for a period or aggregate of periods of eight (8) consecutive weeks or more during any contract period of the Term of this Agreement, Company may, at its option, terminate and cancel this Agreement by notice mailed or delivered to Contractor at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any physical or mental reason whatsoever to devote full time to the business of the Company, as determined by the Board.

          8.2 If Company determines that Executive is permanently disabled and if Contractor and Executive do not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Contractor and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which event all doctor costs shall be borne by Company).

     9.   Force Majeure; Discontinuance of Business:
          -----------------------------------------

          If Company is prevented from or materially hampered or interrupted in conducting its business by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, or by reason of any act of God, or by reason of any contingency beyond the control of Company, then, if all other top management Employees are also suspended. Executive's services and Contractor's compensation hereunder may be suspended as often as any such event occurs and during such period of time as any such event continues while all such other Employees' salaries continue to be suspended. The term of this agreement shall automatically be extended by the period of any suspension hereunder. If such suspension continues for sixteen (16) consecutive weeks or more either party may terminate the Term while such suspension is still in effect, except that Company may negate Contractor's termination by then terminating such suspension with the understanding that the Term may not again be suspended for the same cause.

     10.  Contractor's and Executive's Warranties and Indemnification
          -----------------------------------------------------------
Agreements:

          (a) Contractor and Executive each warrant that they have the right to enter into and fully perform this Agreement. Executive further warrants that Executive has an agreement with Contractor pursuant to the terms of which Executive is engaged as an employee of Contractor.

          (b) Contractor and Executive agree that Executive shall be considered for all purposes as an employee of Contractor. Contractor shall assume all obligations of employer; without limiting the foregoing Contractor shall assume all obligations to pay any and all taxes due with respect to payments made hereunder and all obligation to withhold taxes from any payments which may be made by Contractor to Executive. Additionally, Contractor shall assume and pay the employer and the employee share (to the extent not paid by Executive) of any payments required to be paid on account of FICA, SDI, SUI or any other fund. In the event of any contest or audit with respect to any payments made hereunder, Contractor shall assume and pay all expenses and/or liabilities incurred in connection with such audit.

               Contractor and Executive shall defend, indemnify and hold Company free and harmless from and against any claim, demand, loss or liability arising out of any breach by its/him of any obligations outlined above.

          (c)  Executive's Inducement and Guarantee:
               ------------------------------------

               As an inducement to Company to enter into this Agreement with Contractor, by execution below and by execution of the attached Inducement Letter, Executive warrants and guarantees that Executive will perform any obligations which are required of him under this Agreement and will not do anything or take any action or fail to take any action which would cause Contractor to be in breach of its obligations to furnish Executive's services under the Agreement. Executive further warrants that in the event, for any reason, Contractor should be dissolved or otherwise unable to furnish Executive's service, then Executive shall contract directly with Company with respect to the furnishing of such services on the same terms and conditions as set forth herein.

     11.  Company's Rights:
          ----------------

          11.1 Contractor and Executive acknowledges that Company, shall own all right, title and interest in and to the results of Executive's services hereunder, including all material developed or conceived by Executive within the scope of his engagement. Company shall have the right to use all such materials and the elements thereof and the programs or other productions in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever and Company may distribute, broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Company may elect. Executive hereby waives the so-called "moral rights" of an author. Contractor and Executive agrees and acknowledges that for purposes of Section 201 of the United States Copyright Act and for ownership purposes, all materials and the results and proceeds of Executive's services shall be considered "works for hire" and Company shall have all ownership rights in the material and services of Executive hereunder as the author thereof. Company shall have no obligation to use the product of Executive's services.

                If for any reason any materials and /or the results and proceeds of Executive's services hereunder are not considered works for hire which are owned by Company then Contractor and Executive shall, and do hereby, assign to Company, in perpetuity, all right (including but not limited to rights of copyright), title and interest in and to such materials and/or the results and proceeds of Executive's services, without any restriction or reservation whatsoever.

          11.2. Existing Rights and Properties:
                ------------------------------

                (a) Contractor and/or Executive currently own or control certain audiovisual or other intellectual properties or rights in certain audiovisual or other intellectual properties (all herein for convenience the "PSO Properties").

               (b) If at any time during the Term hereof (including the third contract period) Contractor or Executive should determine to make or permit others to make any use whatsoever of any PSO Property (other than "smartTalk"), Contractor (on its own behalf or on behalf of Executive) shall promptly notify Company to such effect. Thereafter for a period of fifteen (15) days Contractor shall negotiate only with Company with respect to Company's acquiring such PSO Property or rights therein for use by Company. If during the forty-five (45) day "first negotiation" period Contractor and Company are unable to reach an agreement with respect to such PSO Property, then Contractor shall be free to enter into negotiations with other parties with respect to their acquiring such PSO Property, provided however that if Contractor proposes to enter into any agreement with any third party on terms equal to or more or less favorable than those last negotiated between Contractor and Company, Contractor shall first offer such terms to Company and Company shall have a "right of last refusal" for five (5) business days thereafter within which to accept or reject the same. Any offer made by Contractor hereunder shall be capable of being accepted solely by the payment of money, it being understood that such offers shall not be subject to conditions other than the payment of money that Company might not be able to meet due to the nature of the conditions. An offer which is changed in any way shall be deemed a new offer. It is understood that the first negotiation/last refusal procedure outlined above shall apply to each PSO Property now owned, created or hereafter acquired by Contractor and/or Executive.

                (c) Notwithstanding anything above to the contrary it is understood that Executive shall not render any services whatsoever in connection with the use of any PSO Property (which is not accepted by Company) during the first and second contract periods hereof and during the third contract period if Company elects to continue to require Contractor to cause Executive to render as President and Chief Executive Officer during the third contract period.

                    Notwithstanding that Executive may not render services in connection with a PSO Property during the term as aforesaid, Contractor or Executive may receive credit in connection with any use of such PSO property, provided that the according of such credit to Executive (other than executive producer or producer credit for "Scudder" and/or "smartTalk" which have heretofore been established) shall be subject to Company's prior reasonable approval, it being understood that Company's refusal to agree to the according of such credit because of its belief that the same would conflict with Company's business shall not be an unreasonable disapproval hereunder.

          11.3. Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, likeness, voice and biographical material concerning Executive as news or informative matter in connection with Company's business.

          11.4. Executive's services and rights herein granted are unique in character and value such that the loss thereof could not be reasonably compensable in damages in an action at law. Accordingly, Company shall be entitled to equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement. The sole right of Executive as to any breach or alleged breach hereof by Company shall be the recovery of money damages, and the rights herein granted by Executive shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     12.  Federal Communications Act:
          --------------------------

          Reference is hereby made to Section 507 of the Federal Communications Act, making it a criminal offense for any person, in connection with the production or preparation of any program intended for broadcasting, to accept or pay any money, service or other valuable consideration for the inclusion of any matter as part of any such program or program matter without disclosing in advance the same to the employer of the person to whom such payment is made or to the person for whom such program is being produced, or to the station over which such program is broadcast. Executive understands that it is the policy of Company not to permit any Employee of Company to accept or pay any such consideration, and Executive represents and agrees that Executive has not accepted and will not accept, and has not paid and will not pay, any money, services, or other valuable consideration for the inclusion of any "plug," reference or product identification, or any other matter in the programs produced hereunder.

     13.  Confidential Information:
          ------------------------

          Executive acknowledges that the information, observations, work product, trade secrets and data obtained by Executive while engaged by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or (ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to Executive's employment by the Company. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which Executive may then possess or have under Executive's control.

     14.  Non-Compete, Non-Solicitation:
          -----------------------------

          During Executive's engagement and for two (2) years after the end of the Term Contractor and Executive will not attempt to hire or to solicit (for its/his own purposes or for any other company) any regular employee (other than Executive's assistant) of or independent contractor rendering artistic or production services to Company other than freelance actors or others who render services to Company on a non-exclusive basis. Further, during Executive's engagement and for three (3) years after the end of the Term Contractor and Executive will not (i) transfer or attempt to transfer any projects in which

Company is involved (whether in negotiation, development or production) from Company to Executive or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production.

     15.  Notices:
          -------

          All notices required to be given hereunder shall be in writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device,
(iii) if delivered by any private overnight express mail service, twenty-four
(24) hours after deposit with such service (this period shall be seventy-two
(72) hours if addressed to or from a party outside the United States), (iv) if mailed, properly addressed and postage prepaid, three (3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, P.C., 1901 Avenue of the Stars, Suite 400, Los Angeles, California 9967; a copy of any notice to Company shall also be given to Leroy Bobbitt, Esq., Bobbit & Roberts, 1260 26/th/ Street, #150 South, Santa Monica, California 90404.

     16.  Immigration:
          -----------

          Company's engagement of Contractor to furnish services of Executive is subject to Executive's compliance with the terms and provisions of the Federal Immigration and Naturalization Act. In that regard concurrently with the execution of this agreement Executive shall provide Company with such proof of Company's United States Citizenship or authorization to work in the United States as may be required by the Immigration and Naturalization Service and shall also complete and return to Company an I-9 Form or such other forms as may be required.

     17.  Arbitration:
          -----------

          Any controversy or claim arising out of relating to this agreement the breach thereof or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280 et seq. of the California Code of Civil Procedure, or such substitute provisions therefor then in effect. Any arbitrators selected shall have experience in or knowledge of the business in which the parties are primarily engaged. Any such arbitration shall be conducted in Los Angeles, California before a single arbitrator or, if the parties are unable to agree upon a single arbitrator, then before three arbitrators, one selected by each party and the third (i.e. neutral) arbitrator to be selected by the other two arbitrators. If the parties or the arbitrator(s) appointed by the parties are unable to agree upon the selection of a neutral arbitrator then any party may at its election require that the neutral arbitrator shall be selected by the American Arbitration Association, Los Angeles, California. The arbitration of all issues including the determination of the amount of any damages suffered by any party hereto by reason of the acts or omissions of another shall be to the exclusion of any court of law (except for court actions permitted as provided below). The parties each acknowledge that they are giving up the right to a trial by jury or by the court. The arbitrator(s) shall have the full authority to award legal or equitable relief, such as but not limited to specific performance, as the arbitrator(s) deem appropriate. However, the arbitrator(s) shall not have authority or jurisdiction to award punitive damages, the same being waived. There shall be no discovery except as authorized by the arbitrator(s). The decision of the arbitrator or a majority of the arbitrators shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. The prevailing party in any proceeding brought under this paragraph or in any proceeding brought to enforce an arbitration award hereunder shall be entitled to its costs and to its reasonable attorneys fees incurred in connection with the preparation and conduct of any such arbitration and/or any other proceeding hereunder. Arbitration hereunder shall not in any event (i) prevent any party from seeking and obtaining interim equitable relief including but not limited to prohibitory or mandatory injunctions, specific performance or extraordinary writs in any court of law or equity having jurisdiction nor (ii) prevent any party from enjoining any other party in any action brought by or against a third party with respect to the subject matter of the arbitration nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of the case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

     18.  General Provisions:
          ------------------

          18.1 Warranties: Contractor and Executive warrants that each is free
               ----------
to enter into this Agreement and will not do or permit any act which will interfere with or derogate from the full performance of Executive's services or Company's exercise of the rights herein granted.

          18.2 Indemnity: Contractor and Executive shall hold Company, its
               ---------
licensees and assigns, and the directors, officers, employees and agents of the foregoing, harmless from all claims, liabilities, damages, costs and legal fees arising from any breach by Contractor or Executive of any warranty or agreement made by Contractor and/or Executive hereunder. Company will hold Contractor and Executive harmless from all claims, liabilities, damages, costs and legal fees arising from the use of any material supplied Executive by Company or incorporated at Company's discretion. The party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other party. This indemnity shall survive any termination or expiration of this Agreement.

          18.3 Waiver: A waiver by either party of any of the terms or
               ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

          18.4 Construction: This agreement shall be governed by and construed
               ------------
in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

               Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

          18.5 Severability of Provisions: If any provision hereof as applied
               --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

          18.6 Entire Understanding: This agreement contains the entire
               --------------------
understanding of the parties hereto relating to the subject matter herein contained and supersedes any and all prior negotiations, understanding and agreements (including but not limited to the Term Sheet dated December 8, 1999) between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

          18.7 Successors and Assigns: Except where expressly provided to the
               ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees. In this regard it is understood that without limiting the foregoing Company may assign this Agreement in whole or in part to Film Roman, Inc., a California Corporation, and/or delegate to that subsidiary the responsibility for making payments and discharging other obligations of Company hereunder.

          18.8 Paragraph Titles: The titles of the paragraphs of this agreement
               ----------------
are for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                        FILM ROMAN, INC.
                                        "Company"

                                        By  /s/ Dixon Q. Dern
                                            ----------------------------
                                            Its Secretary



                                        PRODUCERS SALES ORGANIZATION


                                        By: /s/ John W. Hyde
                                            ----------------------------

                                            Its ------------------------



                                        APPROVED:

                                        /s/ John W. Hyde
                                        --------------------------------
                                        JOHN W. HYDE

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